UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-7615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On April 23, 2018, Joseph H. Pyne, Chairman of the Board of Kirby Corporation, informed the Board of Directors of Kirby that he is retiring as executive Chairman of the Board, effective April 30, 2018.  He will continue as Chairman of the Board of Directors in a non-executive role.

In connection with his retirement, the independent directors of Kirby approved the payment to Mr. Pyne of a special one-time bonus of $15 million and acceleration of the vesting of unvested stock options covering 26,819 shares of Kirby common stock and 30,643 unvested shares of restricted stock held by Mr. Pyne.  Including a value of $3.1 million attributable to the noncash accelerated vesting of the equity awards, the compensation to Mr. Pyne will result in an $18.1 million, or approximately $0.30 per share, one-time nondeductible expense in the second quarter.  Stock options for 21,396 shares and 13,245 restricted stock units granted to Mr. Pyne in February 2018 will continue to vest in accordance with the terms of Kirby’s 2005 Stock and Incentive Plan.  Mr. Pyne will also be entitled to receive prorated payments of previously awarded incentive compensation in amounts and at times to be determined according to the terms of the plans under which the awards were made.  Mr. Pyne will no longer be compensated as an executive officer of Kirby.  In approving the compensation to Mr. Pyne, the independent directors considered a number of factors, including:

•	a noncompetition agreement with Mr. Pyne that extends for two years after he is no longer a director of Kirby

•
the importance to Kirby of having Mr. Pyne remain as Chairman of the Board of Kirby for the foreseeable future, in which capacity his extensive and invaluable knowledge of and stature in the marine transportation industry and knowledge of Kirby’s history, growth, long-term strategy, culture and operations will be available to Kirby’s management team when needed

•
Mr. Pyne’s role in implementing a long-term management succession plan developed by the independent directors of Kirby over a period of years, working together with Mr. Pyne, who made transitions in support of that plan from President and Chief Executive Officer to Chairman of the Board and Chief Executive Officer, then to executive Chairman of the Board and currently to nonexecutive Chairman of the Board

•	Mr. Pyne’s long and extraordinarily valuable service to Kirby in various executive capacities, including President, Chief Executive Officer and Chairman of the Board

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued on April 24, 2018 announcing Mr. Pyne’s retirement as executive Chairman of the Board is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

99.1	Press Release of Kirby Corporation dated April 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer

Date: April 24, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	— Press Release of Kirby Corporation dated April 24, 2018